UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2025

60 DEGREES PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41719	45-2406880
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1025 Connecticut Avenue NW Suite 1000, Washington, D.C.	20036
(Address of registrant’s principal executive office)	(Zip code)

(202) 327-5422

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SXTP	The Nasdaq Stock Market LLC
Warrants, each warrant to purchase one share of Common Stock	SXTPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 3, 2025, 60 Degrees Pharmaceuticals, Inc. (the “Company”) entered into an At-The-Market Sales Agreement (the “Sales Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”) pursuant to which the Company may, from time to time, offer and sell shares (the “ATM Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”), having aggregate gross sales proceeds of up to $1,397,533 (the “ATM Offering”), through or to Wainwright, acting as sales agent or principal, subject to the Company’s current “baby shelf” limitations under General Instruction I.B.6. of Form S-3.

Subject to the terms and conditions of the Sales Agreement, Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the ATM Shares from time to time, based upon the Company’s instructions. The Company has provided Wainwright with customary indemnification and contribution rights in favor of the Agents, and the Wainwright will be entitled to a commission of 3.0% of the gross proceeds from each sale of the ATM Shares pursuant to the Sales Agreement.

Sales of the ATM Shares, if any, under the Agreement will be made by any method permitted by law deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Company has no obligation to sell any of the ATM Shares and may at any time suspend offers under the Sales Agreement or terminate the Sales Agreement.

This description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement, which is attached hereto as Exhibit 1.1 and incorporated by reference herein.

The Company Common Stock to be sold under the Sales Agreement, if any, will be issued and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-280796), which was filed with the Securities and Exchange Commission (the “SEC”) on July 12, 2024, and declared effective by the (“SEC”) on July 18, 2024, including the base prospectus contained therein, and a prospectus supplement dated September [_], 2025 (the “Prospectus Supplement”) relating to the offer and sale of the shares pursuant to the Sales Agreement.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Company Common Stock nor shall there be any sale of shares of Company Common Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The legal opinion of Sichenzia Ross Ference Carmel LLP relating to the legality of the issuance and sale of the ATM Shares pursuant to the ATM Offering is attached hereto as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

On September 3, 2025, 60 Degrees Pharmaceuticals, Inc. (the “Company”) and Wallachbeth Capital LLC (“Wallachbeth”) entered into a Waiver and Termination Agreement of the At-The-Market Issuance Sales Agreement, dated June 4, 2024 (the “ATM Agreement”). The Company and Wallachbeth agreed to waive the 10-day notice termination period (the “Notice Termination Period”), and the Company exercised its right to the immediate termination of the ATM Agreement, effective as of September 3, 2025, and both parties were released from any obligations under the ATM Agreement as of the same date.

Item 9.01 Financial Statements and Exhibits

(a) Exhibits

Number	Description
1.1	Sales Agreement, dated as of September 5, 2025, by and among the 60 Degree Pharmaceuticals, Inc. and H.C. Wainwright & Co., LLC,
5.1	Opinion of Sichenzia Ross Ference Carmel LLP
23.1	Consent of Sichenzia Ross Ference Carmel LLP (included in the opinion filed as Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

60 DEGREES PHARMACEUTICALS, INC.

Date: September 5, 2025	By:	/s/ Geoffrey Dow
	Name:	Geoffrey Dow
	Title:	Chief Executive Officer and President

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